Owens & Minor Reports 3rd Quarter Financial Results

•Year-over-Year Revenue Growth of over 14%
•Continued Expansion of Operating Margin in Global Solutions
•Narrows Range for 2021 guidance and Affirms previously announced 2022 guidance

RICHMOND, VA – November 3, 2021 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the third quarter of 2021, as summarized in the table below.

“I’m pleased that in the third quarter, we continued on our path to a record setting year. Our performance reflects the results of consistently providing high quality service and value to our customers while strengthening the financial position of the company,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

Pesicka added, “We saw continued top and bottom-line momentum in our Global Solutions segment as a result of share gains as customers recognize our ability to provide scalable and flexible solutions, combined with the market reception to our unique value chain and the goodwill obtained from our response to the pandemic.

“In our Global Products segment the advantage of having Americas owned and operated manufacturing facilities enables us to consistently provide our Halyard branded medical grade products with minimal impact from global supply chain disruptions. This resulted in both sequential and year-over-year volume growth in our PPE products.

“The strength of our year-to-date results and our continued execution of our long-term strategy allows us to narrow the range of our full-year 2021 guidance for adjusted EPS of $3.90 to $4.10 and adjusted EBITDA of $475 million to $500 million as well as reaffirm our previously announced 2022 guidance,” Pesicka concluded.

Financial Summary (1)			YTD	YTD
($ in millions, except per share data)	3Q21	3Q20	2021	2020

Revenue	$2,502	$2,188	$7,318	$6,118

Operating Income, GAAP	$62.9	$75.6	$306.5	$108.5
Adj. Operating Income, Non-GAAP	$79.3	$92.2	$357.5	$158.5

Income from continuing operations, GAAP	$44.1	$46.1	$179.6	$37.3
Adj. Net Income, Non-GAAP	$56.5	$49.0	$248.0	$63.9
Adj. EBITDA, Non-GAAP	$91.7	$103.2	$394.9	$195.9

Income from continuing operations per share, GAAP	$0.58	$0.76	$2.38	$0.61
Adj. Net income per share, Non-GAAP(2)	$0.74	$0.81	$3.29	$1.05
(1) Financial results relate to continuing operations. Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.
(2) Adjusted net income per share, Non-GAAP for 3Q21 was unfavorably impacted as compared to prior year by foreign currency translation in the amount of $0.06 and, unfavorably impacted by $0.03 for the 2021 year-to-date period.

3rd Quarter 2021 Highlights

•    Adjusted Net Income of $56 million reflects:
o    Strong year-over-year revenue growth
o    Margin expansion in Global Solutions
o    Partial offset of accelerating inflationary pressures
o    $9.4 million, or 45% decrease in interest expense

•    Significant increase in year-over-year third quarter revenue by over 14% driven by:
o    Over 8% growth in Global Solutions revenue as a result of share gains, our effective response to the ongoing recovery of elective procedures and continued above market growth in Patient Direct
o    43% growth in Global Products revenue, 8% excluding glove cost pass through as a result of increased output of previously added capacity to fulfill continued high usage of S&IP products

•    Balance Sheet and Cash Flow
o    Total net debt reduced by $42 million during the quarter to $921 million, the lowest level since Q1 2018
o    Net leverage ratio of net debt to trailing twelve-months adjusted EBITDA was 1.7 times
o    Generated $61 million of operating cash flow in the third quarter

•    Business Highlights
o    Launched an online emergency preparedness tracker as latest enhancement to emergency response offerings
o    Leveraged our business continuity plan, national footprint, and transportation partnerships to ensure product availability to our customers so they could maintain patient care
o    Launched a supplier metrics and accountability tracker to help our customers proactively navigate supply chain challenges through customized mitigation strategies

Financial Outlook
The Company has narrowed its expectation for 2021 adjusted net income per share and adjusted EBITDA.
•    Adjusted net income per share expected to be in the range of $3.90 to $4.10 from $3.75 to $4.25
•    Adjusted EBITDA expected to be in the range of $475 million to $500 million from $450 million to $500 million

The Company remains positioned to deliver its previously announced guidance for 2022.

Although the Company does provide guidance for adjusted net income per share and adjusted EBITDA (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company’s adjusted net income per share guidance or adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Investor Conference Call for 3rd Quarter Financial Results
Owens & Minor executives will host a conference call at 8:30 a.m. EDT today, November 3, 2021, to discuss the results. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is 1735879. A webcast of the event will be available at www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2021 and 2022 financial performance, as well as other statements related to the impact of COVID-19 on the Company’s results and operations and the Company’s expectations regarding the performance of its business. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company that incorporates product manufacturing, distribution support and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. Aligned to its Mission of Empowering Our Customers to Advance HealthcareTM, more than 15,000 global teammates serve over 4,000 healthcare industry customers. A vertically-integrated, predominantly Americas-based footprint enables Owens & Minor to reliably supply its self-manufactured surgical and PPE products. This seamless value chain integrates with a portfolio of products representing 1,200 branded suppliers. Operating continuously since 1882 from its headquarters in Richmond, Virginia, Owens & Minor has grown into a FORTUNE 500 company with operations located across North America, Asia, Europe and Latin America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contact
Jonathan Leon, SVP, Corporate Treasurer, Investor.Relations@owens-minor.com, 804-723-7556

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
Net revenue	$2,502,175	$2,187,928
Cost of goods sold	2,173,336	1,843,589
Gross margin	328,839	344,339
Distribution, selling and administrative expenses	262,457	262,538
Acquisition-related and exit and realignment charges	6,380	6,382
Other operating income, net	(2,873)	(134)
Operating income	62,875	75,553
Interest expense, net	11,572	20,975
Loss on extinguishment of debt	—	308
Other expense (income), net	799	785
Income from continuing operations before income taxes	50,504	53,485
Income tax provision	6,375	7,404
Income from continuing operations, net of tax	44,129	46,081
Loss from discontinued operations, net of tax	—	—
Net income (loss)	$44,129	$46,081

Basic income (loss) per common share:
Income from continuing operations	$0.60	$0.76
Loss from discontinued operations	—	—
Net income (loss)	$0.60	$0.76
Diluted income (loss) per common share:
Income from continuing operations	$0.58	$0.76
Loss from discontinued operations	—	—
Net income (loss)	$0.58	$0.76

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2021	2020
Net revenue	$7,318,169	$6,118,340
Cost of goods sold	6,146,511	5,236,035
Gross margin	1,171,658	882,305
Distribution, selling and administrative expenses	849,255	758,320
Acquisition-related and exit and realignment charges	20,967	18,500
Other operating income, net	(5,016)	(3,020)
Operating income	306,452	108,505
Interest expense, net	36,784	65,923
Loss on extinguishment of debt	40,433	2,580
Other expense (income), net	2,397	(1,193)
Income from continuing operations before income taxes	226,838	41,195
Income tax provision	47,224	3,863
Income from continuing operations, net of tax	179,614	37,332
Loss from discontinued operations, net of tax	—	(58,203)
Net income (loss)	$179,614	$(20,871)

Basic income (loss) per common share:
Income from continuing operations	$2.47	$0.61
Loss from discontinued operations	—	(0.95)
Net income (loss)	$2.47	$(0.34)
Diluted income (loss) per common share:
Income from continuing operations	$2.38	$0.61
Loss from discontinued operations	—	(0.95)
Net income (loss)	$2.38	$(0.34)

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$39,759	$83,058
Accounts receivable, net of allowances of $19,273 and $19,087	759,744	700,792
Merchandise inventories	1,514,387	1,233,751
Other current assets	84,335	118,264
Total current assets	2,398,225	2,135,865
Property and equipment, net of accumulated depreciation of $320,389 and $284,126	308,463	315,662
Operating lease assets	184,554	144,755
Goodwill	386,693	394,086
Intangible assets, net	209,789	243,351
Other assets, net	96,395	101,920
Total assets	$3,584,119	$3,335,639
Liabilities and equity
Current liabilities
Accounts payable	$1,118,753	$1,000,186
Accrued payroll and related liabilities	100,171	109,447
Other current liabilities	206,094	236,094
Total current liabilities	1,425,018	1,345,727
Long-term debt, excluding current portion	959,485	986,018
Operating lease liabilities, excluding current portion	154,009	119,932
Deferred income taxes	37,093	50,641
Other liabilities	121,509	121,267
Total liabilities	2,697,114	2,623,585
Total equity	887,005	712,054
Total liabilities and equity	$3,584,119	$3,335,639

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net income (loss)	$179,614	$(20,871)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	68,142	69,494
Share-based compensation expense	19,078	15,275
Loss on divestiture	—	65,472
Loss on extinguishment of debt	40,433	2,580
Provision for losses on accounts receivable	19,270	9,583
Deferred income tax (benefit) expense	(18,286)	25,017
Changes in operating lease right-of-use assets and lease liabilities	1,190	(1,328)
Changes in operating assets and liabilities:
Accounts receivable	(84,381)	(20,173)
Merchandise inventories	(284,188)	52,605
Accounts payable	120,821	136,156
Net change in other assets and liabilities	(8,341)	(69,117)
Other, net	20,484	3,503
Cash provided by operating activities	73,836	268,196
Investing activities:
Proceeds from divestiture	—	133,000
Additions to property and equipment	(26,446)	(21,678)
Additions to computer software	(6,179)	(4,702)
Proceeds from sale of property and equipment	41	178
Proceeds from cash surrender value of life insurance policies	—	6,032
Cash (used for) provided by investing activities	(32,584)	112,830
Financing activities:
Proceeds from issuance of debt	574,900	150,000
Repayments under revolving credit facility, net	(90,900)	(107,900)
Repayments of debt	(553,140)	(270,399)
Financing costs paid	(13,912)	(10,367)
Cash dividends paid	(548)	(467)
Payment for termination of interest rate swaps	(15,434)	—
Other, net	(18,188)	(5,822)
Cash used for financing activities	(117,222)	(244,955)
Effect of exchange rate changes on cash and cash equivalents	(2,454)	6,721
Net (decrease) increase in cash, cash equivalents and restricted cash	(78,424)	142,792
Cash, cash equivalents and restricted cash at beginning of period	134,506	84,687
Cash, cash equivalents and restricted cash at end of period (1)	$56,082	$227,479
Supplemental disclosure of cash flow information:
Income taxes paid (received), net of refunds	$83,606	$(1,892)
Interest paid	$32,035	$61,271
(1) Restricted cash as of September 30, 2021 represents $16.3 million held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2021		2020
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$2,022,919	80.85%	$1,865,182	85.24%
Global Products	679,067	27.14%	473,797	21.66%
Total segment net revenue	2,701,986		2,338,979
Inter-segment revenue
Global Products	(199,811)	(7.99)%	(151,051)	(6.90)%
Total inter-segment revenue	(199,811)		(151,051)
Consolidated net revenue	$2,502,175	100.00%	$2,187,928	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$20,366	1.01%	$10,972	0.59%
Global Products	51,327	7.56%	89,923	18.98%
Inter-segment eliminations	7,587		(8,718)
Intangible amortization	(10,025)		(10,242)
Acquisition-related and exit and realignment charges	(6,380)		(6,382)
Consolidated operating income	$62,875	2.51%	$75,553	3.45%

Depreciation and amortization:
Global Solutions	$9,951		$9,572
Global Products	12,691		11,118
Consolidated depreciation and amortization	$22,642		$20,690

Capital expenditures:
Global Solutions	$5,752		$3,582
Global Products	8,192		10,656
Discontinued operations	—		—
Consolidated capital expenditures	$13,944		$14,238

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2021		2020
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$5,850,007	79.94%	$5,261,415	86.00%
Global Products	2,026,385	27.69%	1,235,391	20.19%
Total segment net revenue	7,876,392		6,496,806
Inter-segment revenue
Global Products	(558,223)	(7.63)%	(378,466)	(6.19)%
Total inter-segment revenue	(558,223)		(378,466)
Consolidated net revenue	$7,318,169	100.00%	$6,118,340	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$47,729	0.82%	$8,522	0.16%
Global Products	310,242	15.31%	160,268	12.97%
Inter-segment eliminations	(475)		(10,322)
Intangible amortization	(30,077)		(31,463)
Acquisition-related and exit and realignment charges	(20,967)		(18,500)
Consolidated operating income	$306,452	4.19%	$108,505	1.77%

Depreciation and amortization:
Global Solutions	$29,678		$31,273
Global Products	38,464		38,221
Consolidated depreciation and amortization	$68,142		$69,494

Capital expenditures:
Global Solutions	$14,776		$7,545
Global Products	17,849		15,808
Discontinued operations	—		3,027
Consolidated capital expenditures	$32,625		$26,380

Owens & Minor, Inc.
Net Income (Loss) per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Income from continuing operations, net of tax	$44,129	$46,081	$179,614	$37,332
Loss from discontinued operations, net of tax	—	—	—	(58,203)
Net income (loss)	$44,129	$46,081	$179,614	$(20,871)

Weighted average shares outstanding - basic	73,215	60,786	72,649	60,983
Dilutive shares	2,743	137	2,754	—
Weighted average shares outstanding - diluted	75,958	60,923	75,403	60,983

Basic income (loss) per common share:
Income from continuing operations	$0.60	$0.76	$2.47	$0.61
Loss from discontinued operations	—	—	—	(0.95)
Net income (loss)	$0.60	$0.76	$2.47	$(0.34)

Diluted income (loss) per common share:
Income from continuing operations	$0.58	$0.76	$2.38	$0.61
Loss from discontinued operations	—	—	—	(0.95)
Net income (loss)	$0.58	$0.76	$2.38	$(0.34)

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income and income from continuing operations to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating income, as reported (GAAP)	$62,875	$75,553	$306,452	$108,505
Intangible amortization (1)	10,025	10,242	30,077	31,463
Acquisition-related and exit and realignment charges(2)	6,380	6,382	20,967	18,500
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$79,280	$92,177	$357,496	$158,468
Operating income as a percent of net revenue (GAAP)	2.51%	3.45%	4.19%	1.77%
Adjusted operating income as a percent of net revenue (non-GAAP)	3.17%	4.21%	4.89%	2.59%

Income from continuing operations, as reported (GAAP)	$44,129	$46,081	$179,614	$37,332
Intangible amortization (1)	10,025	10,242	30,077	31,463
Income tax benefit (6)	(2,729)	(4,787)	(7,864)	(7,819)
Acquisition-related and exit and realignment charges(2)	6,380	6,382	20,967	18,500
Income tax benefit (6)	(1,736)	(2,983)	(5,483)	(4,598)
Loss on extinguishment of debt (3)	—	308	40,433	2,580
Income tax benefit (6)	—	(144)	(10,574)	(641)
Other (4)	570	573	1,709	(1,758)
Income tax benefit (6)	(155)	(267)	(447)	437
Tax adjustment (5)	—	(6,427)	(402)	(11,613)
Income from continuing operations, adjusted (non-GAAP) (Adjusted Net Income)	$56,484	$48,978	$248,030	$63,883

Income from continuing operations per diluted common share, as reported (GAAP)	$0.58	$0.76	$2.38	$0.61
Intangible amortization (1)	0.09	0.09	0.29	0.39
Acquisition-related and exit and realignment charges(2)	0.06	0.06	0.21	0.23
Loss on extinguishment of debt (3)	—	—	0.40	0.03
Other (4)	0.01	0.01	0.02	(0.02)
Tax adjustment (5)	—	(0.11)	(0.01)	(0.19)
Income from continuing operations per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.74	$0.81	$3.29	$1.05

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands)

The following tables provide reconciliations of net income (loss) and total debt to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve Months Ended September 30, 2021
	2021	2020	2021	2020
Net income (loss), as reported (GAAP)	$44,129	$46,081	$179,614	$(20,871)	$230,355
Loss from discontinued operations, net of tax	—	—	—	58,203	—
Income tax provision	6,375	7,404	47,224	3,863	65,194
Interest expense, net	11,572	20,975	36,784	65,923	54,260
Intangible amortization (1)	10,025	10,242	30,077	31,463	40,103
Other depreciation and amortization (7)	12,617	11,237	38,066	38,031	51,882
EBITDA (non-GAAP)	$84,718	$95,939	$331,765	$176,612	$441,794
Acquisition-related and exit and realignment charges (2)	6,380	6,382	20,967	18,500	40,219
Loss on extinguishment of debt (3)	—	308	40,433	2,580	49,073
Other (4)	570	573	1,709	(1,758)	2,282
EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	$91,668	$103,202	$394,874	$195,934	$533,368

September 30,
2021
Total debt, as reported (GAAP)	$961,101
Cash and cash equivalents	39,759
Net debt (non-GAAP)	921,342
Trailing twelve-months EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	533,368
Leverage ratio of net debt to trailing twelve-months adjusted EBITDA	1.7

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related and exit and realignment charges presented in our consolidated statements of operations of $6.4 million and $21.0 million for the three and nine months ended September 30, 2021 consisted primarily of wind-down costs related to Fusion5, leadership reorganization costs, IT restructuring charges, and other costs related to the reorganization of the U.S. operations. Acquisition-related charges within exit and realignment were $0.8 million and $8.9 million for the three and nine months ended September 30, 2020, which consisted primarily of transition costs for the Halyard acquisition. Exit and realignment charges were $5.6 million and $9.6 million for the three and nine months ended September 30, 2020, and consisted primarily of severance from reduction in force, restructuring charges related to our client engagement center, and other costs related to the reorganization of the U.S. commercial, operations and executive teams. Acquisition-related and exit and realignment charges for the twelve months ended September 30, 2021 were $40.2 million, which consisted primarily of transition costs for the Halyard acquisition, severance from reduction in workforce, restructuring charges related to our client engagement center, leadership reorganization costs, IT restructuring charges, loss on sale of certain Fusion5 assets, wind-down costs related to Fusion5, and other costs related to the reorganization of the U.S. operations and commercial teams.
(3) Loss on extinguishment of debt for the nine months ended September 30, 2021 includes the write-off of deferred financing costs and third party fees associated with the debt financing in March 2021 of $15.3 million and amounts reclassified from accumulated other comprehensive loss as a result of the termination of our interest rate swaps of $25.1 million. Loss on extinguishment of debt for the three and nine months ended September 30, 2020 primarily includes the write-off of deferred financing costs and third party fees, offset by the gain on extinguishment of debt related to the partial repurchase of our 2021 and 2024 Notes. Loss on extinguishment of debt for the twelve months ended September 30, 2021 includes the write-off of deferred financing costs and third party fees of $19.0 million, amounts reclassified from accumulated other comprehensive loss as a result of the termination of our interest rate swaps of $25.1 million, and a make-whole premium related to the extinguishment of our 2021 Notes of $5.0 million.
(4) Other includes interest costs and net actuarial losses related to our retirement plans for the three and nine months ended September 30, 2021 and the twelve months ended September 30, 2021. Other includes interest costs and net actuarial losses related to our retirement plans of $0.6 million and $1.7 million for the three and nine months ended September 30, 2020, and gain from the surrender of company-owned life insurance policies of $(3.5) million for the nine months ended September 30, 2020.
(5) Includes tax adjustments associated with the estimated benefits under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(6) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(7) Other depreciation and amortization includes depreciation expense for property and equipment and amortization for capitalized computer software.
Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.